UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 7, 2010
IXIA

(Exact name of registrant as specified in its charter)

California	000-31523	95-4635982

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26601 W. Agoura Road, Calabasas, California	91302

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 818.871.1800

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐     Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01	Entry into a Material Definitive Agreement	1
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant	1
Item 3.02	Unregistered Sales of Equity Securities	1
Item 8.01	Other Events	2
Item 9.01	Financial Statements and Exhibits	2

i

Item 1.01 Entry into a Material Definitive Agreement
     On December 7, 2010, Ixia (the “Company”) entered into an indenture with Wells Fargo Bank, National Association, as trustee (the “Indenture”), in connection with the closing of the Company’s offering of $200 million in aggregate principal amount of the Company’s 3.00% Convertible Senior Notes due 2015 (the “Notes”). The Notes are governed by the Indenture. A copy of the Indenture and of the form of the Notes, which is attached as Exhibit A to the Indenture, is included as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference. The descriptions of the Indenture and of the Notes contained herein are summaries and, in each case, are qualified in their entirety by the terms of the Indenture and the form of the Notes.
     The Notes bear interest at a rate of 3.00% per year, payable semiannually in arrears on June 15 and December 15 of each year, beginning on June 15, 2011. The Notes will mature on December 15, 2015 unless earlier repurchased or converted. The Company may in certain instances be required to pay additional interest if the Notes are not freely tradable by the holders thereof (other than the Company’s affiliates) beginning six months after the date of issuance and in connection with events of default relating to the Company’s failure to comply with its reporting obligations to the trustee and the Securities and Exchange Commission.
     The Notes are convertible at any time prior to the close of business on the third business day immediately preceding the maturity date, December 15, 2015, at the holder’s option, into shares of the Company’s common stock at an initial conversion rate of 51.4536 shares per $1,000 principal amount of Notes, which represents an initial conversion price of approximately $19.43 per share. The conversion rate is subject to adjustment for certain events described in the Indenture, but will not be adjusted for accrued interest. In addition, following certain corporate events (as described in the Indenture) that occur on or prior to the maturity date, the Company will increase the conversion rate for a holder that elects to convert its Notes in connection with such a corporate event.
     The Company may not redeem the Notes prior to the maturity date. If a fundamental change (as defined in the Indenture) occurs prior to the maturity date, holders may require the Company to repurchase for cash all or part of their Notes at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.
     The Indenture provides for customary events of default (subject in certain cases to grace and cure periods) including, without limitation, the following: failure to pay amounts due under the Notes; failure to deliver the shares of the Company’s common stock due upon conversion of any Note; the Company’s failure to comply with other agreements contained in the Indenture or in the Notes; payment defaults on, or acceleration of, other indebtedness; failure to pay certain judgments; and certain events of bankruptcy, insolvency or reorganization with respect to the Company. An event of default under the Indenture (other than an event of default related to certain events of bankruptcy, insolvency or reorganization) will allow either the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Notes to cause the acceleration of the Notes. An event of default related to certain events of bankruptcy, insolvency or reorganization with respect to the Company will automatically cause the acceleration of the Notes.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 3.02 Unregistered Sales of Equity Securities
     The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
     The Company offered and sold the Notes to the initial purchasers of the Notes in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). The initial purchasers may resell the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the initial purchasers in the purchase agreement that was entered into between the Company and the initial purchasers with respect to the offering and sale of the Notes to the initial purchasers. The Notes are convertible into shares of the Company’s common stock as described above. To the extent that any shares of common stock are issued upon conversion of the Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act.

     The Notes and the shares of common stock issuable upon conversion of the Notes have not been registered under the Securities Act or applicable state securities laws, and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements. The Company does not intend to file a registration statement for the resale of the Notes or the common stock issuable upon conversion of the Notes.
Item 8.01 Other Events
     On December 7, 2010, the Company issued a press release announcing the closing of its offering of the Notes. The Company estimates that the net proceeds from the closing will be approximately $193.5 million prior to the initial purchasers’ reimbursement of certain offering expenses to the Company. The Company intends to use the net proceeds from the offering for general corporate purposes, potential future acquisitions and strategic transactions. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits
     The following Exhibits are filed as a part of this Current Report on Form 8-K:

Exhibit No.	Description

4.1	Indenture dated as of December 7, 2010 between the Company and Wells Fargo Bank, National Association, as trustee, including the form of 3.00% Convertible Senior Notes due 2015 (included as Exhibit A to the Indenture)

99.1	Press Release dated December 7, 2010 of the Company

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ixia
Dated: December 8, 2010	By:	/s/ Ronald W. Buckly
Ronald W. Buckly
Senior Vice President, Corporate Affairs and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture dated as of December 7, 2010 between the Company and Wells Fargo Bank, National Association, as trustee, including the form of 3.00% Convertible Senior Notes due 2015 (included as Exhibit A to the Indenture)

99.1	Press Release dated December 7, 2010 of the Company